            AS FILED PURSUANT TO RULE 424(b)(5) UNDER THE SECURITIES ACT OF 1933
                                                     REGISTRATION NO. 333-103029



SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED APRIL 28, 2003

(TO PROSPECTUS DATED APRIL 24, 2003)

                                  $497,250,000
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]

                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                    CHL MORTGAGE PASS-THROUGH TRUST 2003-14
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-14

This Supplement revises the Prospectus Supplement dated April 28, 2003 to the Prospectus dated April 24, 2003 with respect to the above captioned series of certificates.

On the front cover page of and in the paragraph under "Use of Proceeds" on page S-62 of the Prospectus Supplement, the dollar amount of the proceeds to the depositor is changed to $500,437,350.

MERRILL LYNCH & CO.                                         GOLDMAN, SACHS & CO.

                 The date of this Supplement is April 30, 2003.